UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 24, 2017 (May 24, 2017)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 24, 2017. The following matters were voted upon at the Annual Meeting, with the results indicated:

Proposal 1. Election of eleven directors to serve a one-year term and until their successors are duly Elected and qualified.

	NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1a.	Michael C. Alfano	189,270,578	8,799,106	830,378	12,288,903
1b.	David K. Beecken	194,104,407	4,700,408	95,247	12,288,903
1c.	Eric K. Brandt	192,781,065	6,025,738	93,259	12,288,903
1d.	Michael J. Coleman	194,317,244	4,488,638	94,180	12,288,903
1e.	Willie A. Deese	194,479,050	4,345,614	75,398	12,288,903
1f.	Thomas Jetter	194,410,683	4,394,265	95,114	12,288,903
1g.	Arthur D. Kowaloff	195,951,503	2,854,390	94,169	12,288,903
1h.	Harry M. Jansen Kraemer	194,173,174	4,632,259	94,629	12,288,903
1i.	Francis J. Lunger	192,627,670	6,196,118	76,274	12,288,903
1j.	Jeffrey T. Slovin	195,735,165	3,074,078	90,819	12,288,903
1k.	Bret W. Wise	194,875,577	3,939,328	85,157	12,288,903

Proposal 2. Ratification of Appointment of PricewaterhouseCoopers LLP as DENTSPLY SIRONA Inc.'s independent registered public accounting firm for its 2017 fiscal year.

FOR	AGAINST	ABSTAIN
200,967,655	10,160,350	60,960

Proposal 3. Non-binding advisory vote on the Company's executive compensation.

FOR	AGAINST	ABSTAIN
192,658,681	5,935,874	305,507

Proposal 4. Non-binding advisory vote on the frequency of voting on the Company’s executive compensation.

1 YEAR	2 YEARS	3 YEARS	4 YEARS
186,030,032	183,202	12,587,475	99,353

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:     /s/ Jonathan Friedman
Jonathan Friedman,
Senior Vice President, Secretary &
General Counsel

Date: May 24, 2017